EXHIBIT 4.2

NUMBER		SERIES B UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS	GOOD HARBOR PARTNERS ACQUISITION CORP.	CUSIP

SERIES B UNITS CONSISTING OF TWO SHARES OF CLASS B COMMON STOCK, ONE CLASS W WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK AND ONE CLASS Z WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of                                                                                                                                     Series B Units.

Each Series B Unit (“Series B Unit”) consists of two (2) shares of Class B common stock, par value $.0001 per share (“Class B Common Stock”), of Good Harbor Partners Acquisition Corp., a Delaware corporation (the “Company”), one (1) Class W Warrant (the “Class W Warrant”) and one (1) Class Z Warrant (the “Class Z Warrant”). Each Class W Warrant and Class Z Warrant entitles the holder to purchase one (1) share of common stock, par value $.0001 per share (the “Common Stock”) for $5.00 per share (subject to adjustment). Each Class W Warrant and Class Z Warrant will become exercisable on the later of the Company’s completion of a business combination and [            ], 2006. The Class W Warrants will expire unless exercised before 5:00 p.m., New York City time, on [            ], 2010, or earlier upon redemption, and the Class Z Warrants will expire unless exercised before 5:00 p.m., New York City time, on [            ], 2012, or earlier upon redemption. The Class B Common Stock, Class W Warrants and Class Z Warrants comprising the Series B Units represented by this certificate are not transferable separately prior to [            ], 2005, subject to earlier separation in the discretion of HCFP/Brenner Securities LLC. The terms of the Class W Warrants and the Class Z Warrants are governed by a Warrant Agreement, dated as of [            ], 2005, between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any holder of Class W Warrants and Class Z Warrants on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By	President	Secretary

Good Harbor Partners Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common	Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                Series B Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                         Attorney

to transfer the said Series B Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.